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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Marsh Supermarkets, Inc. 1998 Stock Incentive Plan, as amended, of our report dated May 18, 2001, with respect to the consolidated financial statements of Marsh Supermarkets, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP



         Indianapolis, Indiana
         February 11, 2002